THE LAW OFFICE OF CARL A. GENERES


                                                               Exhibit 5.1



                                                               September 8, 2003

G2 Ventures, Inc.
14110 N. Dallas Parkway
Suite 365
Dallas, Texas 75254

RE:      SB 2 Registration Statement

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by G2 Ventures, Inc., a Texas corporation, of a Registration Statement on Form SB-2 with the Securities and Exchange Commission covering the registration of 1,500,000 shares of the Company's common stock, $0.0001 par value, for sale to the public on a best efforts basis. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Articles of Incorporation, as amended and the Company's Bylaws, as amended, the corporate proceedings taken by G2 Ventures, Inc. in connection with the issuance of the shares, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof and the due execution and delivery of all documents as a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the said 1,500,000 shares will be validly issued, fully paid and non-assessable upon payment therefore as provided in the said Registration Statement.

                                      -2-                      September 8, 2003



I consent to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to G2 Ventures, Inc. or the outstanding shares.

                                                        Sincerely,

                                                        /s/ Carl A. Generes
                                                        -------------------
                                                        Carl A. Generes
                                                        Attorney and Counselor




























                  4315 WEST LOVERS LANE o DALLAS, TEXAS o 75209
                     Phone: 214-352-8674 o Fax: 214-352-8852
                CGENERES@GENERESLAW.COM, PGENERES@GENERESLAW.COM